Exhibit  10.1  Stock  Purchase  and  Release  Agreement

STOCK  PURCHASE  AND  RELEASE  AGREEMENT

THIS STOCK PURCHASE AND RELEASE AGREEMENT ("Agreement") is executed this 8th day of August 2005 by and between Diversified Holdings I, Inc., a Nevada corporation ("DHI"), and Diversified Holdings XIX, Inc., a Nevada corporation ("DHX"), West Jordan Real Estate Holdings, Inc., a Utah corporation ("WJRH"), and Diversified Financial Resources Corporation, a Delaware corporation ("DFRC"), BTA Mineral Servitude Corporation S.A. de C.V. a foreign corporation ("BTA") and Salt Lake Development Corporation, a Nevada corporation and successor in interest to a Utah corporation of the same name ("SLDC").
Recitals

DHI desires to purchase and acquire Salt Lake Development Corporation, the current owner and holder of a parcel of real estate and improvements thereon identified as follows:

Two story office building located at 268 West 400 South, Salt Lake City, Utah 84101, building contains 15,000 square feet.

DHI shall transfer to DFRC a cash payment in the sum of Twenty Thousand dollars ($20,000), WJRH shall release and indicate as paid in full all obligations arising. under that Promissory Note, ("Note") in the face amount of Two Hundred Thirty Thousand dollars ($230,000), including all interest, security, and any other obligation or right held by the holder of the said Note, and DHI and WJRH shall settle and resolve accounts payable of DFRC to Hudson Consulting Group, Inc. in the approximate sum of Ten Thousand Five Hundred Twenty Seven and 96/100 dollars ($10,527.96), DFRC, or its related entities shall transfer to DHI One Million (1,000,000) shares of the common stock of Salt Lake Development Corporation, a Nevada corporation and any and all issued and outstanding shares of a Utah corporation of the same (the "Shares") and hereby warrants that such shares represent 95% or more of all issued and outstanding shares of both the Nevada and the Utah corporations known as Salt Lake Development Corporation and that the said corporation holds good and legal title to the above referenced parcel(s) or real estate subject only to the one disclosed mortgage on the property.
Agreement,

In consideration of the mutual promises, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all the parties, the parties hereby agree as follows:

1. Purchase and Sale of Shares. DFRC agrees to transfer the Shares to DHI, and DHI agrees to acquire the Shares from DFRC. Immediately after DFRC receives a duly executed copy of this Agreement, it will deliver the Shares to DHI and DHI shall deliver the promised cash payment and WJRH hereby grants a full and complete release of the Note of which DFRC and BTA are makers.

 2. Purchase Price. As consideration for the Shares, DHI shall transfer to DFRC as full and fair consideration for the purchase of the said Shares total consideration that shall total the amount of Twenty Thousand dollars ($20,000), DHI and WJRH shall also obtain the release of $I 0,527.96 of debt or obligations of DFRC owed to Hudson Consulting Group, Inc. and shall indemnify and hold DFRC harmless from any such claims or obligations.

     3. Representation and Warranties of DHI. DHI represents and warrants that:

DHI  is  an  entity  incorporated  under  the  laws  of  the  State  of  Nevada.

DHI has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of the purchase of the Shares and is able to bear the economic risks relevant to the purchase of the Shares hereunder.

DHI is relying solely upon independent consultation with its professional, legal, tax, accounting and such other advisors as DHI deems to be appropriate in purchasing the Shares; DHI has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of purchasing the Shares.

d. DHI understands that DFRC and the other parties hereto are relying upon DM's representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares.

e. DHI understands and hereby release any claim or right to a promissory note made payable to SLDC, or its assigns, arising from the sale or transfer of four condominium units located in the City of Ogden, State of Utah, all proceeds and rights from the said note are and shall remain the property of DFRC or its assigns.

f. DHI acknowledges and understands that DFRC has disclosed the status of the mortgage payments on a loan secured by the real property and DHI acknowledges receipt of information showing that two months of payments are past due as of the date of this agreement and shall assume all liability for bringing the debt obligation of SLDC with regard to the property into a current status.

     4. Representations and Warranties of DFRC. DFRC represents and warrants that:

     a. DFRC is a corporation duly organized and validly existing under the laws of the State of Delaware.

b. DFRC has valid title to the Shares which it is transferring to DHI pursuant to this Agreement. There are no claims, liens, security interests, or other encumbrances upon the Shares.

     c. DFRC is relying solely upon its independent consultation with its professional, legal,

d. No term or condition of this Agreement shall be deemed to have been waived nor
d. No term or condition of this Agreement shall be deemed to have been waived nor tax, accounting and such other advisors as DFRC deems to be appropriate in transferring the Shares and in acquiring the corporate interests identified herein. DFRC has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of transferring the Shares.

All corporate action on the part of DFRC required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of DFRC, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditor's' rights generally.

DFRC further represents that all property taxes have been paid through the current taxing period on the above described real property. DFRC also represents that as of the date of execution hereof all utilities and operational obligations of the real estate are current and paid in full.

DFRC has disclosed the status of the mortgage payments on a loan secured by the real property and DHI acknowledges receipt of information showing that two months of payments are past due as of the date of this agreement and shall assume all liability for bringing the debt obligation of SLDC with regard to the property into a current status.

 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by DFRC and DHI in this Agreement shall survive the purchase and sale of the Shares.

     Miscellaneous.

In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns. The parties hereto may not transfer or assign any part of their rights or obligations except to the extent expressly permitted by this Agreement.

This Agreement constitutes the entire agreement and understanding between the parties with respect to the sale of the Shares and may not be modified or amended except in writing signed by both parties.

shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

e. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement may be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.


IN WITNESS WHEREOF, the parties have executed this Stock Purchase and Release Agreement as of the day and year first appearing herein.

Diversified  Holdings  I,  Inc.               Diversified  Financial  Resources
Corporation
/s/Richard  Surber                    /s/Dennis  Thompson
   Richard  Surber,  President           Dennis  Thompson,  President


West Jordan Real Estate Holdings, Inc.     Salt  Lake  Development  Corp.
/s/Richard  Surber                       /s/Dennis  Thompson
   Richard  Surber                          Dennis  Thompson,  President

BTA  Mineral  Servitude  Corporation          Diversified  Holdings  XIX,  Inc.
/s/John  Chapman                           /s/Dennis  Thompson
   John  Chapman                              Dennis  Thompson,  President